Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: ANIP

ANI Pharmaceuticals Schedules Conference Call to Discuss

First Quarter 2020 Financial Results

BAUDETTE, Minnesota (April 30, 2020) – ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that the Company plans to release its first quarter 2020 financial results on Thursday, May 7, 2020, before the opening of the U.S. financial markets. The earnings press release will be accessible through the Investor Relations section of the Company’s website, www.anipharmaceuticals.com.

Arthur S. Przybyl, President and Chief Executive Officer, and Stephen P. Carey, Vice President, Finance, and Chief Financial Officer, also plan to host a conference call to review those results starting at 10:30am Eastern Time on Thursday, May 7, 2020. The call will be open to the public and can be accessed through a conference line by dialing (866) 776-8875. The conference ID is 5243607.

A recording of the conference call will be available within two hours of the completion of the call and will remain accessible for a period of seven days following the call. To access the replay, dial (800) 585-8367. The access code for the replay is 5243607.

About ANI

ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include controlled substances, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

For more information about ANI, please contact:

Investor Relations

IR@anipharmaceuticals.com

210 Main Street West, Baudette, MN 56623 ● Phone (218) 634-3500 ● Fax (218) 634-3540

Toll-Free (800) 434-1121